EXHIBIT 23a

CONSENT OF GRANT THORNTON LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2005 accompanying the financial statements and supplemental information of the Flushing Savings Bank, FSB 401(k) Savings Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Flushing Financial Corporation on Form S-8 (File No.33-98202).

/s/ GRANT THORNTON LLP

Grant Thornton LLP

Philadelphia, Pennsylvania

June 29, 2005